Fourteenth Amendment to the Licensing Agreement previously entered into on the 12th day of July, 2010

Between:

Nanotech Industries Inc., a Delaware corporation.

hereinafter referred to as “Licensor”

And:

Nanotech Industries International Inc., a Nevada corporation (and a wholly owned subsidiary of Hybrid Coating Technologies Inc.)

hereinafter referred to as “NTI”

(collectively referred to as the “Parties”)

WHEREAS the Parties previously entered into a Licensing Agreement on July 12, 2010 (“Licensing Agreement”), into an Amendment Agreement on March 17, 2011, into a Second Amendment Agreement on July 7, 2011, into a Third Amendment Agreement dated June 28, 2013, into a Fourth Amendment Agreement dated December 13, 2013, into a Fifth Amendment Agreement dated March 31, 2014, into a Sixth Amendment Agreement dated April 9, 2014, into a Seventh Amendment Agreement dated May 6, 2014, into an Eighth Amendment Agreement dated August 19, 2014 into a Ninth Amendment Agreement dated September 10, 2014, into a Tenth Amendment Agreement dated August 10, 2015, into an Eleventh Amendment Agreement dated February 12, 2016, into a Twelfth Amendment Agreement dated November 9, 2016 and into a Thirteenth Amendment Agreement dated June 15, 2017 (collectively the “Licensing Agreement” or the “Licensing Agreement”);

WHEREAS the Parties would like to amend the Agreement to extend the Fee Deadline for the payment of the One Time Fee (as defined in the Licensing Agreement) to December 31, 2019.

WHEREAS to this end the Parties have agreed to enter into this Fourteenth Amendment to the Licensing Agreement (“Fourteenth Amendment Agreement”):

1.

Pursuant to the terms of the Licensing Agreement, the Fee Deadline for the payment of the One Time Fee as part of the consideration for the 2020 Extended Exclusivity Period (as defined in the Licensing Agreement) shall be extended to December 31, 2019, at which time the whole of the One Time Fee shall be due and payable.

2.

The Agreement, as amended by this Fourteenth Amendment Agreement, remains in full force and effect and is hereby ratified and confirmed. Provisions of the Agreement that have not been amended or terminated by this Fourteenth Amendment Agreement remain in full force and effect, unamended.

3.	The Parties expressly warrant and guarantee that they have obtained all necessary requisite approvals and that they have the authority to enter into this Fourteenth Amendment Agreement.

4.	The Preamble to this Fourteenth Amendment Agreement is incorporated herein by this reference and made a material part of this Fourteenth Amendment Agreement.

5.

This Fourteenth Amendment Agreement may be signed in one or more counterparts, each of which so signed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Parties have executed and delivered this Fourteenth Amendment Agreement on April 26, 2018.

Nanotech Industries International Inc.

By:      /s/: Joseph Kristul

Title: President and CEO

Nanotech Industries Inc.

By:      /s/: Joseph Kristul

Title: President and CEO